Exhibit 3.125

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “KENTUCKY HOSPITAL, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE SIXTEENTH DAY OF FEBRUARY, A.D. 1999, AT 9 O’CLOCK A.M.
     CERTIFICATE OF MERGER, FILED THE SEVENTH DAY OF MAY, A.D. 1999, AT 3:30 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “KENTUCKY HOSPITAL, LLC”.

3005119 8100H 110292381
/s/ Jeffrey W. Bullock

Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8619909

DATE: 03-14-11
You may verify this certificate online at corp. delaware. gov/authver. shtml

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/16/1999
991058604 — 3005119
CERTIFICATE OF FORMATION
OF
KENTUCKY HOSPITAL, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
          FIRST: The name of the limited liability company is Kentucky Hospital, LLC (the “Company”).
          SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 10805.
          THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of February 15, 1999.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 05/07/1999
991183687 — 3005119
CERTIFICATE OF MERGER
OF
HOSPITAL CORPORATION OF KENTUCKY
INTO
KENTUCKY HOSPITAL, LLC
Pursuant to Section 18-209 of the
Delaware Limited Liability Company Act
          The undersigned limited liability company and corporation DO HEREBY CERTIFY:
          FIRST: The name and the state of formation or organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization
Kentucky Hospital, LLC (the “LLC”)	Delaware
Hospital Corporation of Kentucky (the “Company”)	Kentucky
          SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities in accordance with the requirements of Section 18-209 of the Delaware Limited Liability Company Act and Section 271B.11-060 of the Kentucky Business Corporation Act.
          THIRD: The Company shall be merged with and into the LLC, with the LLC being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Kentucky Hospital, LLC.
          FOURTH: The Certificate of Formation of the LLC at the effective time of the merger shall be the Certificate of Formation of the Surviving Entity.
          FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.

          SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any shareholder or member, as the case may be, of the constituent entities.
          SEVENTH: This Certificate of Merger shall be effective on May 7, 1999.
*****

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          IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 6th of May, 1999.

KENTUCKY HOSPITAL, LLC
By:	/s/ R. Milton Johnson
	Name:	R. Milton Johnson
	Title:	Manager

HOSPITAL CORPORATION OF KENTUCKY
By:	/s/ R. Milton Johnson
	Name:	R. Milton Johnson
	Title:	Vice President

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
020041083 — 3005119
CERTIFICATE OF AMENDMENT
OF
Kentucky Hospital, LLC
     1. The name of the limited liability company is Kentucky Hospital, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Kentucky Hospital, LLC this 15 day of January, 2002.

Kentucky Hospital, LLC
/s/ William F. Carpenter III
William F. Carpenter III,
Title	Manager